FINAL TRANSCRIPT
--------------------------------------------------------------------------------
MAY. 15. 2007 / 10:00AM ET, VOXX - Q4 2006 AUDIOVOX CORPORATION EARNINGS CONFERENCE CALL
--------------------------------------------------------------------------------


[GRAPHIC OMITTED][GRAPHIC OMITTED]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CONFERENCE CALL TRANSCRIPT

VOXX - Q4 2006 AUDIOVOX CORPORATION EARNINGS CONFERENCE CALL

EVENT DATE/TIME: MAY. 15. 2007 / 10:00AM ET

--------------------------------------------------------------------------------

CORPORATE PARTICIPANTS
 GLENN WIENER
 GW Communications - IR

 PATRICK LAVELLE
 Audiovox Corporation - President, CEO

 MICHAEL STOEHR
 Audiovox Corporation - SVP, CFO



CONFERENCE CALL PARTICIPANTS
 THOMAS KAHN
 Kahn Brothers & Company - Analyst

 RICHARD GREENBERG
 Donald Smith & Company - Analyst

 PRESENTATION



--------------------------------------------------------------------------------
OPERATOR


 Good day, ladies and gentlemen, and welcome to the Audiovox Corporation year-end 2006 earnings conference call. My name is Maria and I will be your audio coordinator for today. At this time, all participants are in a listen-only mode, and we will be facilitating a question-and-answer session towards the end of today's conference. (OPERATOR INSTRUCTIONS).

At this time, I will now turn the presentation over to Mr. Glenn Wiener. Please proceed, sir.


--------------------------------------------------------------------------------
 GLENN WIENER  - GW COMMUNICATIONS - IR


 Thank you and good morning. Welcome to Audiovox's fiscal 2007 fourth-quarter and year-end conference call for the period ended February 28, 2007. As the operator mentioned, today's call is being webcast on the Company's website, www.audiovox.com, under the Investor Relations section, and a replay has been arranged for those who are unable to participate. The replay will be available approximately 1 hour after the completion of today's call.

Fiscal fourth-quarter and year-end results were released after market closed yesterday. If you did not receive a copy of the announcement, you can obtain one by calling my office after the call or by visiting the Company's website. Additionally, our Form 10-K was filed yesterday and can be found on our website under SEC filings.

Speaking for management this morning will be Patrick Lavelle, President and CEO, and Michael Stoehr, Senior Vice President and Chief Financial Officer. Both will be making opening remarks before opening up the call to your questions.

Before getting started, I would like to briefly read our Safe Harbor language. Except for historical information contained herein, statements made on today's call and on today's webcast that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements.

The following factors among others may cause actual results to differ materially from the results suggested in the forward-looking statements. These factors include, but are not limited to, risks that may result in changes in the Company's business operations, our ability to keep pace with technological advances, significant competition in the mobile and consumer electronics businesses, relationships with key suppliers and customers, quality and consumer acceptance of newly introduced products, market volatility, non-availability of products, excess inventory, price and product competition, new product introductions, and the possibility that a review of our prior filings by the SEC may result in changes to our financial statement, and the possibility that stockholders' regulatory authorities may initiate proceedings against Audiovox and/or our officers and director as a result of any numerous statements or other corporate actions.

Risk factors with our business including some of the factors set forth herein are detailed in the Company's Form 10-K for the period ended February 28, 2007. Thank you again for your participation, at this time I would like to turn the call over to Patrick Lavelle, President and CEO of Audiovox. Patrick?


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 Thank you, Glenn, and good morning, everyone. I would like to welcome all of you to our fiscal 2007 year-end conference call. I am here in Dubai with John Shalam, and we are exhibiting at the Hometech Middle East show, so I hope our connection is good and everyone can hear us.

I know that by now, you have seen the press release on the quarter and the fiscal year. Mike will cover the numbers in detail when he walks you through the financials in a few moments, but if I may, I would like to focus my remarks on the more global issues that have shaped our company over the last year. Although year-over-year sales declined by 13%, we were able to return to profitability and post a modest $3.7 million net profit on continuing operations.

On a pretax basis, we went from an $18.1 million loss in 2005 to a $2.1 million profit in 2006, a $20 million swing. We got there by improving margins and total gross profit dollars on lower sales and by further reducing overhead. Fiscal 2006 marked the end of a two-year restructure plan, necessitated by the sale of our wireless group in 2004. Those of you who follow the Company know that upon the sale, Audiovox went from a $1.7 billion wireless and electronics company to just over a $500 million electronics company only.

Much of the infrastructure and overhead needed to manage the $1.7 billion in sales remain, and we believe that it would take us some time to downsize the Company to match the sales, while at the same time keeping the necessary infrastructure that we would need for planned acquisitions.

With traditional overhead reductions of $4 million instituted this month and the restructure I will discuss shortly, we have completed our plan and I believe we are positioned not only to run our existing and newly acquired businesses efficiently, but to also assimilate additional acquisitions at little or no overhead increases. This restructuring of the Company's overhead was not simply a reduction in services and personnel. It was a complete audit of our systems and procedures which ultimately included the investment in several new state-of-the-art operational systems designed to take full advantage of the technology to increase productivity and generate cost savings.

While implementation of these programs have offset some of our cost reduction, we believe they are integral to establishing Audiovox as a world-class provider of services which will be needed to compete in the future.

Now let me spend a few moments on some of these programs. A new reverse logistics warehouse management system that launched this month will streamline the processing of returns. It will reduce manpower and automatically provide accurate and timely documentation required to challenge customer chargebacks over disputes, thereby saving additional dollars and time in our credit groups. Scheduled to go live in June is a new demand planning program, as well as a supply chain management and tracking software that will streamline our buying process and help limit inventory risk and total inventory carry.

We launched a new B2B website to help automate the order and tracking process with our customers, which has reduced order desk phone calls and provides better and more timely information to our customers and improves productivity. And we have completely revamped our consumer website with a focus on getting more animation, more download material, improved navigation, more complete product information, and better customer service information which we believe will reduce call center volumes. Much of this work has been completed, and the site is scheduled to turn on in stages starting in June with the Jensen site, and with completion of all stages by September.

The last part of our overhead restructure was the establishment of a shared services group that will provide operational credit accounting, human resource display and marketing services to our wholly-owned subsidiaries, allowing those subs to focus on engineering, product development, and sales. Our shared services group was established to leverage our volume in purchasing, warehousing and shipping, and to provide the most efficient non-redundant and lowest possible cost for support services like IT, accounting and marketing.

We believe this group will also facilitate future acquisitions as they should be able to provide necessary support without affecting existing operations, and more than likely at a lower cost than what was being paid by the acquired company. I have stated previously that future revenue and growth will come from a combination of continued new product development in our core businesses, focus on gross margins and acquisitions.

One of the main reasons for divesting the cellular business was to exit an extremely volatile, low-margin cash-intensive business and replace it with higher-margin businesses that would add to top-line revenue and enhance profitability. While we continue to develop new and exciting products for all of our brands and lines, we believe that it is through acquisition that the most significant changes in the Company will be realized.

Since the sale of wireless, we have acquired three accessory companies. We acquired Terk Technologies first, and then we added the accessory business of Thomson, and most recently the European accessory company OEHLBACH. Combined sales of these companies place Audiovox as a substantial player in the accessory business with a group that should post sales of approximately $200 million in fiscal 2008, and at margins that exceed our core businesses. That was the stated goal for the use of the proceeds from the cellular sale.

In addition, we have managed to purchase those acquisitions wisely and assimilate them into the Company and still have close to the same amount of cash available as we did when we completed the sale of cellular. Our strategic acquisition plans are ongoing, and we still have sufficient financial resources to support it.

The mobile consumer and accessory businesses are as different as they are similar, with challenges and problems unique to specific markets. To maximize the potential of each of these markets and eliminate duplication, we have implemented new plans that will enable us to place greater focus on specific markets, product development teams, and products.

Starting this fiscal year, we will report accessory sales separately as they will fall under a newly-formed wholly-owned subsidiary, Audiovox Accessories Corp., which will be led by Dave Geise, a Senior Vice President who joined us from Thomson. The Accessory group will focus on Consumer Electronics Accessory category, and will incorporate all of the accessory products, the sales and the engineering teams for the RCA, Jensen, Acoustic Research, Terk, Recoton, Discwasher, and SpikeMaster brands.

And although an accessory company, OEHLBACH will be integrated into Audiovox Germany given its geographic focus. However, it will also benefit from the scale of our other accessory operations.

In order to eliminate duplication, our Audiovox consumer and the Acoustic Research home product group have been merged and will operate as one. They will market Audiovox branded consumer electronic products such as LCD TVs, portable DVDs, portable GPS, GMRS radios, as well as the acoustic research speaker line and Home Decor line by AR.

The mobile group will now include wholly-owned subsidiaries, Code Systems and American Radio, as well as the products of Audiovox Mobile Video, Jensen Mobile, Prestige and Pursuit Security, XM Satellite Radio and Navigation. And both the consumer and the mobile groups, although consolidated under Audiovox
Electronics, will operate with separate P&Ls so that we can better track performance of each group.

In April, I proudly announced the appointment of Tom Malone as President of Audiovox Electronics Corp. Tom has been with our company for over 21 years and has been an integral part of our success. He is passionate, dedicated, and commands the respect of our customers, our partners and our employees, and I have the utmost confidence that with Tom at the helm our Mobile and Consumer Electronics businesses will continue to grow and succeed.

Looking back at the year in 2006, we returned to profitability despite being in the middle of a substantial restructure, dealing with an uncertain economy, and managing several market-related circumstances that negatively impacted both our top and bottom line. Our margins across all mobile categories continue to climb, and in particular we have seen mobile video margins come back to historic levels, albeit at lower volumes.

Mobile Electronics sales were down 5.4% for the year, largely due to the absence of Rampage, Prestige, and Video-in-a-Bag sales, which were product lines we exited during the year. In addition, we had approximately five months of lost sales resulting from the voluntary suspension of XM Satellite Radio due to an FCC block that has since been removed.

Offsetting these declines were higher sales of Phase Linear, Audiovox Germany Accessories and Code Systems, and I believe without the XM loss of sales, we would at least have been on par with last year.

On our consumer sales, they were off about 30%. However, much of this decline was anticipated and planned. We have and continue to move away from low-margin deals, and during the year we watched the trend in selling prices move dramatically lower, as much as 30% in LCD TVs. In anticipation of these price declines, the Company limited its exposure which affected top-line sales. However, this direction reduced inventory risk and resulted in higher gross margins.

New products have always been the lifeblood of our company, and in 2007, it will see its share of exciting new entries to the market. Everyone of our product groups will be rolling out new products as well as investigating new market opportunities to drive sales in 2007, like the new mobile multimedia category that has revitalized auto sound, a category that just a few years ago was considered too mature for significant growth.

Several new multimedia models including the first with twin-core processor will hit the shelves during the second quarter, and we anticipate strong demand. Our Mercedes headrest program designed to work with the active restraint system from Mercedes ships this month, as does our portable GPS and XM plug-and-play combination unit, the Jensen NAV 1000.

On the consumer side, revolutionary acoustic research wireless speakers will be on store shelves in less than 60 days. And while it won't be a driver for us this year, our entrance into digital picture frames is another example of category expansion through new product development.

The Accessory group has equally exciting high-tech products coming for the second quarter. From RCA, a complete line of flat-wire solutions designed specifically for flat-panel TV applications. They include cables, including HDMI, low-profile cable covers, flat power cords, even a slimmed-down power conditioner that fits neatly behind a flat-panel TV. From Acoustic Research, the focus is on connectivity with the iPod blackVault Speaker system leading the way.

Under Jensen, we have launched new sport phones which are wireless headphones with built-in MP3 players with 512 Mb capacity. From Terk, new HDTV antennas continue to reinforce Terk's position as a leader in reception.

In closing, the past two years have been difficult, marked by change, restructure, market issues beyond our control, and a challenging economic environment. But we have prevailed and emerged as a leaner, more automated and competitive company, and we are committed to profitability and will provide the necessary resources to ensure that our operations can compete and our brands will continue to develop innovative products.

And finally, we exit the year with over $156 million in cash to continue to pursue acquisitions, and we intend to do so. We remain active on the M&A front, seeking the right opportunity to add profitable business to this company.

I'd like to thank you for your time and your support. I would like to now turn the call over to Michael, and then we'll open it up for some questions. Mike?


--------------------------------------------------------------------------------

 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO

 Thanks, Pat. Good morning, everyone. I am going to provide a recap of our fourth-quarter results and then spend a little more time on annual comparisons and walk you through what transpired throughout the year. Just please note for fiscal year comparisons, the prior year is March 1, 2005 through February 28, 2006. Also, this is fiscal ending February 28, 2007, or fiscal 2007, and we are entering fiscal 2008.

Consolidated sales for the fourth quarter were $96.1 million versus $103.1 million last year, a decrease of 6.7%. Sales in our Mobile group were $78.4 million versus $70.8 million in the fourth quarter of 2006, an increase of 10.6%. Mobile sales were up due to higher sales in Phase Linear, Code Systems accessories and revenue from our European operations, offset by lower other audio security sales. Mobile sales included approximately $10.4 million accessories sales from our recent Thomson acquisition, which closed at the end of January.

Mobile represented 81.5% of the 2007 fourth quarter versus 68.6% in the same period 2006. Consumer Electronics were $17.8 million, a decrease of 44.7% compared to the sales of $32.2 million in the comparable 2006 fourth quarter. Consistent with prior remarks, the Company continued to avoid DVD and LCD TV quotes as we sought to limit our exposure in the post-holiday season.

As a percentage of sales, CE sales were 18.5% versus 31.2% last year. Gross margins increased to 18.8%, compared to 15.2% last year. Our margins this year were favorably impacted by higher margins in mobile video and mobile multimedia categories, as well as higher margins in our accessory products. Lower margins in the CE side offset some of these gains.

Gross margin's improvement has also been impacted by actively managing our inventory and buying programs to limit risk. Fourth quarter gross margins of 18.8% were also up compared to 16.7% in the third fiscal quarter ended November
30. Overhead for the quarter was $20.7 million versus $18.8 million last year up 10%. The increase in overhead is primarily related to higher expenses associated with the integration of the Thomson acquisition, increased bad debt provisions as a recovery, which did not happen last year -- which happened last year and did not occur this year, and increased employee benefits related to healthcare, increased engineering costs, and legal settlements, and excuse me, and increased engineering costs.

We reported a net loss from continuing operations of $305,000, or a loss of $0.01 a share, compared to net income of $367,000, or net income per share of $0.02, in the fourth quarter of 2006. Including discontinued operations, we reported a net loss of $485,000, or $0.02 a share, compared to $183,000 profit, or $0.01 a share last year.

Summing up the fourth quarter, one, sales were lower versus last year's quarter, as we anticipated and have discussed with everyone on previous calls. Two, we continue to pass on lower CE gross margin deals. Three, we are continually revamping our product portfolio to achieve higher returns and as a result, our margins are improving, as Pat has previously outlined. And four, a portion of the small loss for the quarter relates to expenses from the acquisition, as we were paying transition fees to Thomson to operate within their systems and facility.

As of May 1, we will have moved to completely to the Audiovox systems, its operations, and its facilities and we will begin to enjoy some integration savings as we move forward. For our existing Audiovox operations, we fully expect to see improvement in our overhead costs.

As for fiscal year-over-year comparisons, consolidated net sales were $456 million versus $526 million last year, down 13.3%. Revenues for both our Mobile and Consumer groups declined this year, but the real impact was felt in our Consumer, as sales were down approximately 27%, or $52 million. CE sales were $139.3 billion versus $191.3 million last year and represented a 30.5% of total sales in fiscal 2007, compared to a 36% in fiscal 2006.

Due to our plan to increase margins, we passed on several TV and portable DVD quotes, as both categories have become increasingly unstable due to continued price erosion and the gross margin on these transactions did not allow the inventory or operational risk. In anticipation of the declining CE sales prices and margins, we have reduced our inventory purchases throughout the year and primarily around the holiday season.

Mobile electronics sales were $317.4 million, compared to $335.5 million, down 5.4%, and comprised 69.5% of total sales. There were a number of factors which lead to this decline in sales. First, we lost approximately 5 months of excess XM plug-and-play sales related to previously discussed issues of an SEC block which has since been removed. We lost a few lines with multimedia for our mobile multimedia sales as product was delayed in introduction due to financial problems for the primary supplier which we replaced. Also as a result of the mild winter season, we sold few remote starts, a trend which was felt throughout the industry.

Additionally impacting revenue was our announced exit of the product lines Rampage, Prestige, and Video-in-the-Bag at the end of fiscal 2006. Offsetting these declines were increased revenue in Phase Linear, Audiovox Germany, Code Systems, and approximately $10.4 million accessory revenue as a result of the Thomson acquisition this past February.

Our gross margins for the year were 17.3%, compared to 11.5% in fiscal 2006. Gross margins increased as a result of improving margins in our mobile category based on better pricing as well as improved inventory management. Overall, we continue to institute and improve existing buying and inventory systems and control to prevent further write-downs and enhance inventory turnover.

Adjusting the 2006 gross profit margin for the inventory write-down which occurred, as we discussed last year, margin in 2006 would have been 13.4% versus our 17.3% fiscal 2007. As a result of improving margins, gross profit dollars increased by $19 million on $70 million fewer sales.

Prior to the new acquisition cost, operating expenses for the year declined $2.2 million, or 3%, compared to fiscal 2006. Including the new acquisition, operating expenses declined $1.1 million, or 1.3%. Operating expenses this year were affected by legal settlement fees of $1.6 million, approximately $1.2 million of expenses from Thomson acquisition, and stock-based compensation expenses of $432,000.

Selling expenses without the acquisition decreased $2.9 million, or 10%, due to a $1.9 million decrease in commission expenses and lower consumer and print media advertisements. G&A expenses, without acquisition expenses, increased $145,000, or less than 1%. We had higher employee benefit costs as a result of stock-based compensation charges and higher health plan costs, and also higher legal fees. Offsetting these increases were lower other professional fees, bad debt expenses, and office hours.

Our engineering and tech-support expenses increased due to increased engineer hires to improve product development and customer service personnel. Interest and bank charges decreased $450,000 due to the reduction in outstanding bank obligations and long-term debt. Interest and bank charges represent expenses for debt and bank obligations of Audiovox Germany and Venezuela and insurance for capital leases.

Equity income of the equity investees increased to $474,000 due to higher equity income of ASA, which saw higher sales and gross margins. Other income declined due to a one-time unrealized gain of approximately $2.5 million, which was reported in fiscal 2006. This is in connection with our Bliss-Tel investment and was partially offset by other (inaudible) charges of $1.8 million related to our CellStar investment also in fiscal 2006. The decline was further offset by higher interest income from our short-term investments this year versus last.

The effective tax rate for fiscal 2007 was a benefit of 71.1%, compared to a benefit of 68.1% in the prior year. The interest income earned on our short-term investments was tax exempt, which results in our effective tax rate being less than the statutory rate. Last year's effective tax rate was also impacted by the favorable outcome of $3.3 million due to completion of certain tax examinations.

Even though revenue declined in 2007 as a result of improved margins and overhead reductions, fiscal operating loss for the Company was reduced to $5 million versus $25 million loss for fiscal 2006. Our pretax income from continuing operations was $2.2 million versus an $18.1 million loss for fiscal 2006.

We reported net income from continuing operations of 3.7, or $0.16 and share. This compares to a net loss from continuing ops of $15.8 million, or a net loss of $0.25 a share, for 2006. Including discontinued operations, we had income of 2.9, or $0.13 and share versus a net loss of $8.2 million, or $0.36 a share, last year.

The Company generated approximately $43.4 million as a result of net income from operations and increased balance sheet management. Our accounts receivable turns were 63 days versus [62] days. Our inventory days on hand were 84 days versus
91. Our inventory balance as of February 28, 2007 due to the acquisition were $105 million versus $96 million in 2006. When adjusting for the acquisition and inventory, our inventory balance was $73 million, or a reduction of $23 million from fiscal 2006.

Working capital was $301 million with cash balances of $156 million for 2007. This compares to working capital of $340 million with cash balances of $177 million for 2006. This reduction was primarily the acquisition of accessory business.

To summarize our cash position since the sale of the wireless group in November 2005, we have purchased three businesses for approximately $82 million. When we started, we had $138 million on cash balances from the wireless sale. After completing the acquisitions, our cash balance as of February, 28, 2007, was $156 million. During this period we generated an additional $100 million internally.

We have completed our 404 testing and our internal controls are deemed effective with no material weaknesses or any significant deficiencies.

As it is our policy, we do not provide financial guidance. What I can say is that in fiscal 2008, we anticipate our sales and profits will be up. We believe the acquired businesses, most notably the RCA accessory business, will have a positive impact on our sales and marketing initiatives and our overall operations.

Collectively Audiovox should be able to post higher margins and lower expenses as a percentage of sales, which should result in higher returns. I will turn the call back to Pat and will be available for questions.


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 Okay. Thank you, Mike, and if anybody has any questions, please identify yourself and we will be more than happy to review them with you.

 QUESTION AND ANSWER



--------------------------------------------------------------------------------
OPERATOR


 (OPERATOR INSTRUCTIONS). Thomas Kahn, Kahn Brothers.


--------------------------------------------------------------------------------
 THOMAS KAHN  - KAHN BROTHERS & COMPANY - ANALYST


 Hi guys. XM satellite, could you tell us how the sales are going with the XM satellite product and do you also do Sirius as well?


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 Okay, Tom. Good morning. As far as XM, we -- (technical difficulty)


--------------------------------------------------------------------------------
OPERATOR


Hi, I'm sorry. It seems as though he must've placed his phone on hold and music was playing.


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 Okay.


--------------------------------------------------------------------------------
OPERATOR


 Mr. Khan -- (OPERATOR INSTRUCTIONS)


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 Well, to answer Tom's question, we will have three new XM models, XM plug-and-plays, this year and we continue to have the direct-connect units that we had last year and we will also be handling all of the accessories for the plug-and-play products.

So we anticipate an increase in sales of XM for this year for us. As his question relates to Sirius, we provide Sirius products to Toyota and to Jaguar on an OEM import basis.


--------------------------------------------------------------------------------

OPERATOR


Pardon the interruption. We do have Thomas Kahn, again, with Kahn Brothers. Please proceed.


--------------------------------------------------------------------------------
 THOMAS KAHN  - KAHN BROTHERS & COMPANY - ANALYST


 Sorry. Thank you very much for answering the question, Pat.


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 You are very welcome.


--------------------------------------------------------------------------------
OPERATOR


 (OPERATOR INSTRUCTIONS). Richard Greenberg, Donald Smith and Company.


--------------------------------------------------------------------------------
 RICHARD GREENBERG  - DONALD SMITH & COMPANY - ANALYST


 I have two questions. Mike, just, first, a quick one for you and I haven't had a chance to read the 10-K, so I apologize if it is in there. But it looked me like your actual shares outstanding were up about 0.5 million quarter over quarter. Is that correct and if so, why is that?


--------------------------------------------------------------------------------
 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 Yes, Tom, this is Mike speaking, yes it is. And that would be there were some shares being sold under the options program.


--------------------------------------------------------------------------------
 RICHARD GREENBERG  - DONALD SMITH & COMPANY - ANALYST


 Okay. Did you guys actually buy back any stock in the fourth quarter?


--------------------------------------------------------------------------------

 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 No, we did not.


--------------------------------------------------------------------------------
 RICHARD GREENBERG  - DONALD SMITH & COMPANY - ANALYST


 Okay. And I guess, Pat, just generally, could you give us some sense of how the Thomson integration has gone? Are you pleased so far and are the sales projection for that division and the margins and your expense integration going as you had hoped?


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 Yes, actually the sales came in based right on top of the budgets that we were looking at. We have completely transitioned out -- you know we had a 90 day transition period with Thomson where they were providing services for us. We have completely transitioned away from Thomson at this point, so therefore, those expenses will be eliminated.

We are on our systems. We are in our warehouses now, so the first part of the major transition has occurred on time and within the budgets that we had given. And their sales are coming in right where we had predicted.


--------------------------------------------------------------------------------
 RICHARD GREENBERG  - DONALD SMITH & COMPANY - ANALYST


 Okay.


--------------------------------------------------------------------------------
 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 Rick, this is Mike speaking again. I think I read the columns the wrong way. The shares actually year over year decreased by approximately 100,000 shares.


--------------------------------------------------------------------------------
 RICHARD GREENBERG  - DONALD SMITH & COMPANY - ANALYST


 Okay, Mike. Just to clarify, because I am just looking at the cover of your 10-K, which shows class A, I believe, it shows 20.643 million shares, which is up from about 20.1 million, you know, round numbers. So that shows it being up
0.5 million. Am I wrong?


--------------------------------------------------------------------------------

 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 No, Tom, I don't have K with me right now, but looking at the share count that we put out in the press release. As of February 28 and the quarter ending, we had outstanding 25.526 million. That is without the dilution. And as of the year ended, it was 22,326 because we use the average of method. But I will take a look at that for you Rick and get back to you.


--------------------------------------------------------------------------------
 RICHARD GREENBERG  - DONALD SMITH & COMPANY - ANALYST


 Yes, sure, because sometimes there is confusion that you guys, like in the outstanding that is shown on the cover of the 10-K, you guys include the treasury stock and it shouldn't be included.


--------------------------------------------------------------------------------
 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 I don't think it is in there, but I will check it out for you.


--------------------------------------------------------------------------------
 RICHARD GREENBERG  - DONALD SMITH & COMPANY - ANALYST


 Okay. Yes, just 10-K versus your last 10-Q, or your proxy, whatever, it looks like it is up 0.5 million, so if you could just check that out.


--------------------------------------------------------------------------------
 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 I will do it for you.


--------------------------------------------------------------------------------

 RICHARD GREENBERG  - DONALD SMITH & COMPANY - ANALYST


 All right, thanks.


--------------------------------------------------------------------------------
OPERATOR


 At this time, there are no further questions in queue.


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 Okay everyone. I appreciate your calling in this morning. We appreciate your interest in Audiovox, your support of Audiovox, and please have a nice day. Thank you.


--------------------------------------------------------------------------------
OPERATOR


 Thank you for your participation in today's conference, ladies and gentlemen. All parties may now disconnect. Enjoy your day.



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

DISCLAIMER
Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

(C) 2005, Thomson StreetEvents All Rights Reserved.


--------------------------------------------------------------------------------